UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2015

ENDEAVOR IP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-55094

Nevada	45-2563323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

140 Broadway, 46th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 212-858-7514

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS

On November 3, 2015, Endeavor IP, Inc. (the “Company”) issued a press release announcing that the Company has been awarded a declaratory judgment by the Supreme Court of the State of New York, County of Onondaga, against Bay Capital, A.G. (“Bay Capital”) and Knight Financial, Ltd. (“Knight Financial”).  The foregoing declaratory judgment provides that the Company is no longer obligated under the following promissory notes: (i) promissory note dated March 23, 2012 made to Bay Capital in the amount of $100,000, (ii) promissory note dated June 10, 2012 made to Bay Capital in the amount of $100,000, (iii) promissory note dated July 26, 2012 made to Bay Capital in the amount of $200,000 and (iv) promissory note dated May 8, 2013 made to Knight Financial in the amount of $1,500,000.  A copy of this press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1
Press Release announcing that Endeavor IP, Inc. has been awarded a declaratory judgment by the Supreme Court of the State of New York, County of Onondaga, against Bay Capital, A.G. and Knight Financial, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to besigned on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2015

Endeavor IP, Inc.

/s/ Franciscus Diaba
Franciscus Diaba
President, Chief Executive Officer and General Counsel